UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 25, 2024
Date of Report (date of earliest event reported)
HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)
(800) 922-4050
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On July 25, 2024, Hagerty, Inc., a Delaware corporation (the “Company”), settled the exchange (the “Mandatory Exchange”) of 1,052,503 warrants that remained outstanding after the completion of its previously announced exchange offer (the “Offer” and, together with the Mandatory Exchange, the “Exchange Offer”) through the issuance of 189,438 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”).
No Company warrants remain outstanding following the Mandatory Exchange. Accordingly, the Company’s public warrants were suspended from trading on the New York Stock Exchange and will be delisted. In the Exchange Offer and associated warrant exercises, the Company issued an aggregate of 3,876,201 shares of Class A Common Stock in exchange for 19,483,539 warrants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: July 26, 2024	Diana M. Chafey
Chief Legal Officer and Corporate Secretary